                                         1
                                                                       Exhibit 23(b)

                            CENTENNIAL TAX-EXEMPT TRUST

                                      BY-LAWS
                 (as amended and restated through October 24, 2000)

                                     ARTICLE I

                                    SHAREHOLDERS

      Section 1. Place of Meeting.  All  meetings of the  Shareholders  (which terms
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as used herein shall,  together with all other terms defined in the  Declaration  of
Trust,  have the same meaning as in the  Declaration  of Trust) shall be held at the principal  office  of the Fund or at such  other  place as may from  time to time be designated by the Board of Trustees and stated in the notice of meeting.

      Section  2.  Shareholder  Meetings.  Meetings  of  the  Shareholders  for  any
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purpose or purposes may be called by the Chairman of the Board of Trustees,  if any, or by the  President  or by the  Board  of  Trustees  and  shall  be  called  by the
Secretary upon receipt of the request in writing signed by Shareholders  holding not less than one third in amount of the entire number of Shares issued and  outstanding and entitled to vote  thereat.  Such request  shall state the purpose or purposes of the proposed meeting.  In addition,  meetings of the Shareholders shall be called by the Board of Trustees upon receipt of the request in writing signed by  Shareholders that hold not less than ten percent in amount of the entire  number of Shares issued and  outstanding  and  entitled  to vote  thereat,  stating  that the purpose of the proposed meeting is the removal of a Trustee.

      Section 3. Notice of Meetings of  Shareholders.  Written or printed  notice of
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every meeting of  Shareholders,  stating the time and place thereof (and the general nature of the business  proposed to be  transacted  at any special or  extraordinary meeting),  shall be given to each  Shareholder  entitled to vote at such  meeting by leaving  the same with each  Shareholder  at the  Shareholder's  residence  or usual place  of  business  or  by  mailing  it,  postage  prepaid  and  addressed  to  the
Shareholder's  address as it appears  upon the books of the Fund.  In lieu  thereof, such notice  also may be  delivered  by such other  means,  for  example  electronic delivery, to the extent consistent with applicable laws.

      No notice of the time,  place or purpose of any meeting of  Shareholders  need be given to any  Shareholder who attends in person or by proxy or to any Shareholder who, in writing  executed and filed with the records of the meeting,  either  before or after the holding thereof, waives such notice.

      Section 4. Record Dates.  The Board of Trustees may fix, in advance,  a record
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date for the determination of Shareholders  entitled to notice of and to vote at any meeting of Shareholders  and  Shareholders  entitled to receive any dividend payment or  allotment  of rights,  as the case may be. Only  Shareholders  of record on such date and  entitled to receive  such  dividends or rights shall be entitled to notice of and to vote at such meeting or to receive such  dividends or rights,  as the case may be.

      Section  5.  Access to  Shareholder  List.  The Board of  Trustees  shall make
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available a list of the names and addresses of all  shareholders  as recorded on the books of the Fund,  upon  receipt of the request in writing  signed by not less than ten Shareholders  (who have been such for at least six months) holding Shares of the
Fund valued at $25,000 or more at current  offering  price (as defined in the Fund's
Prospectus),  or holding not less than one percent in amount of the entire number of shares of the Fund  issued  and  outstanding;  such  request  must  state  that such
Shareholders  wish to communicate with other  Shareholders  with a view to obtaining signatures  to a request for a meeting  pursuant to Section 2 of Article II of these
By-Laws and accompanied by a form of  communication to the  Shareholders.  The Board of Trustees may, in its discretion,  satisfy its obligation  under this Section 5 by either making available the Shareholder  List to such  Shareholders at the principal offices  of the Fund,  or at the  offices  of the  Fund's  transfer  agents,  during regular  business  hours,  or by  mailing  a copy  of  such  Shareholders'  proposed communication and form of request, at their expense, to all other Shareholders.

      Section 6.  Quorum,  Adjournment  of  Meetings.  The  presence in person or by
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proxy of the  holders  of record of more than 50% of the  Shares of the stock of the
Fund issued and outstanding and entitled to vote thereat,  shall constitute a quorum at all meetings of the  Shareholders.  If at any meeting of the  Shareholders  there shall be less than a quorum present,  the Shareholders  present at such meeting may, without  further  notice,  adjourn  the same from time to time until a quorum  shall attend,  but no business shall be transacted at any such adjourned meeting except as might have been lawfully transacted had the meeting not been adjourned.

      If a quorum is present but sufficient  votes in favor of one or more proposals have not been  received,  any of the persons  named as proxies or  attorneys-in-fact may propose and approve one or more  adjournments  of the meeting to permit  further solicitation  of proxies with respect to any proposal.  All such  adjournments  will require the  affirmative  vote of a majority  of the shares  present in person or by
proxy  at  the  session  of  the  meeting  to  be  adjourned.   Prior  to  any  such
adjournment, any lawful business may be transacted.

      Section 7.  Voting and  Inspectors.  At all  meetings of  shareholders,  every
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shareholder of record  entitled to vote at such meeting shall be entitled to vote at such meeting  either in person of by proxy.  Proxies may be given by or on behalf of a Shareholder in writing or by electronic means,  including by telephone,  facsimile or via the Internet.

      All  elections  of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly constituted  meeting,  except as otherwise provided in the Declaration of Trust or in these By-Laws or by specific statutory provision  superseding the restrictions and limitations contained in the Declaration of Trust or in these By-Laws.

      At any election of Trustees,  the Board of Trustees  prior thereto may, or, if they have not so acted,  the  Chairman of the meeting  may,  and upon the request of the holders of ten  percent  (10%) of the Shares  entitled to vote at such  election shall,  appoint two  inspectors  of election  who shall first  subscribe  an oath or affirmation  to execute  faithfully  the duties of  inspectors at such election with strict impartiality and according to the best of their ability,  and shall after the election  make a certificate  of the result of the vote taken.  No candidate for the office of Trustee shall be appointed such Inspector.

      The  Chairman  of the  meeting may cause a vote by ballot to be taken upon any election  of the  matter,  and such  vote  shall be taken  upon the  request  of the holders of ten  percent  (10%) of the Shares  entitled  to vote on such  election or matter.

      Section  8.   Conduct  of   Shareholders'   Meetings.   The  meetings  of  the
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Shareholders  shall be presided  over by the Chairman of the Board of  Trustees,  if any,  or if he  shall  not be  present,  by the  President,  or if he  shall  not be present,  by a Vice-President,  or if neither the Chairman of the Board of Trustees, the President nor any Vice-President is present,  by a chairman to be elected at the meeting.  The  Secretary  of the Fund,  if present,  shall act as  Secretary of such meetings,  or if he is not  present,  an  Assistant  Secretary  shall so act,  or if neither the Secretary nor an Assistant Secretary is present,  then the meeting shall elect its secretary.

      Section 9.  Concerning  Validity of Proxies,  Ballots,  Etc. At every  meeting
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of the  Shareholders,  all proxies  shall be received and taken in charge of and all ballots shall be received and  canvassed by the secretary of the meeting,  who shall decide all  questions  touching  the  qualification  of voters,  the validity of the proxies,  and the  acceptance or rejection of votes,  unless  inspectors of election shall have been  appointed as provided in Section 7, in which event such  inspectors of election shall decide all such questions.

                                     ARTICLE II

                                 BOARD OF TRUSTEES

      Section 1.  Number and Tenure of Office.  The  business  and  property  of the
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Fund shall be conducted and managed by a Board of Trustees  consisting of the number of initial  Trustees,  which  number may be  increased  or  decreased as provided in
Section  2 of this  Article.  Each  Trustee  shall,  except  as  otherwise  provided herein,  hold office until the meeting of  Shareholders  of the Fund next succeeding his election or until his  successor is duly elected and  qualifies.  Trustees  need not be Shareholders.

      Section 2.  Increase  or Decrease in Number of  Trustees;  Removal.  The Board
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of Trustees,  by the vote of a majority of the entire Board, may increase the number of Trustees to a number not exceeding  fifteen,  and may elect  Trustees to fill the vacancies  occurring  for  any  reason,  including  vacancies  created  by any  such increase  in the number of  Trustees  until the next  annual  meeting or until their successors  are duly  elected and qualify;  the Board of Trustees,  by the vote of a majority of the entire  Board,  may  likewise  decrease  the number of Trustees to a number  not less than  three but the  tenure of office of any  Trustee  shall not be affected by any such  decrease.  In the event that after the proxy material has been printed for a meeting of  Shareholders  at which  Trustees are to be elected and any one or more nominees  named in such proxy  material  dies or becomes  incapacitated, the authorized  number of Trustees shall be  automatically  reduced by the number of such  nominees,  unless the Board of Trustees  prior to the meeting shall  otherwise determine.

      A  Trustee  at any  time  may be  removed  either  with or  without  cause  by resolution  duly adopted by the  affirmative  votes of the holders of  two-thirds of the outstanding  Shares of the Fund, present in person or by proxy at any meeting of
Shareholders  at which such vote may be taken,  provided  that a quorum is  present.
Any Trustee at any time may be removed for cause by  resolution  duly adopted at any meeting of the Board of Trustees  provided  that notice  thereof is contained in the notice of such meeting and that such  resolution  is adopted by the vote of at least two-thirds  of the Trustees  whose  removal is not  proposed.  As used herein,  "for cause" shall mean any cause which under  Massachusetts  law would permit the removal of a Trustee of a business trust.

      Section 3. Place of Meeting.  The Trustees may hold their  meetings,  have one
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or more  offices,  and keep the  books of the  Fund  outside  Massachusetts,  at any office or  offices  of the Fund or at any other  place as they may from time to time by resolution determine,  or, in the case of meetings, as they may from time to time by resolution  determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

      Section  4.  Regular  Meetings.  Regular  meetings  of the  Board of  Trustees
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shall be held at such time and on such  notice,  if any,  as the  Trustees  may from time to time  determine.  One such  regular  meeting  during each fiscal year of the
Fund shall be designated an annual meeting of the Board of Trustees.

      Section 5.  Special  Meetings.  Special  meetings of the Board of Trustees may
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be held from time to time upon call of the  Chairman  of the Board of  Trustees,  if any, the President or two or more of the Trustees,  by oral,  telegraphic or written notice  duly  served  on or sent or  mailed  to each  Trustee  not less than one day before  such  meeting.  No notice need be given to any Trustee who attends in person or to any Trustee who in writing  executed and filed with the records of the meeting either  before or after the  holding  thereof,  waives such  notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

      Section  6.  Quorum.   One-third   of  the  Trustees   then  in  office  shall
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constitute a quorum for the  transaction  of business,  provided that a quorum shall in no case be less than two  Trustees.  If at any  meeting of the Board  there shall be less than a quorum  present (in person or by open  telephone  line, to the extent permitted by the  Investment  Company Act of 1940 (the "1940  Act")),  a majority of those  present may adjourn the meeting  from time to time until a quorum  shall have been  obtained.  The act of the majority of the  Trustees  present at any meeting at which there is a quorum  shall be the act of the Board,  except as may be  otherwise specifically provided by statute, by the Declaration of Trust or by these By-Laws.

      Section  7.   Executive   Committee.   The  Board  of  Trustees  may,  by  the
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affirmative  vote of a majority  of the entire  Board,  elect from the  Trustees  an
Executive  Committee  to consist of such  number of  Trustees  as the Board may from time to time determine.  The Board of Trustees by such  affirmative  vote shall have power at any time to change the members of such  Committee and may fill vacancies in the Committee by election  from the  Trustees.  When the Board of Trustees is not in session,  the  Executive  Committee  shall have and may  exercise  any or all of the powers of the Board of Trustees in the  management  of the  business  and affairs of the Fund  (including  the power to  authorize  the seal of the Fund to be affixed to all papers  which may  require it) except as provided by law and except the power to increase or decrease the size of, or fill  vacancies  on, the Board.  The  Executive
Committee may fix its own rules of procedure,  and may meet, when and as provided by such  rules or by  resolution  of the  Board  of  Trustees,  but in  every  case the presence of a majority  shall be  necessary to  constitute a quorum.  In the absence of any  member of the  Executive  Committee,  the  members  thereof  present  at any meeting,  whether  or not they  constitute  a  quorum,  may  appoint a member of the
Board of Trustees to act in the place of such absent member.

      Section 8. Other  Committees.  The Board of Trustees,  by the affirmative vote
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of a majority of the entire Board,  may appoint other committees which shall in each case  consist of such  number of members  (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution  appointing  them.
A majority of all members of any such  committee may  determine its action,  and fix the time and place of its  meetings,  unless the Board of Trustees  shall  otherwise provide.  The Board of  Trustees  shall have power at any time to change the members and powers of any such  committee,  to fill  vacancies,  and to  discharge  any such committee.

      Section  9.  Informal  Action  by  and  Telephone  Meetings  of  Trustees  and
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Committees.  Any action  required  or  permitted  to be taken at any  meeting of the
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Board of Trustees or any  committee  thereof  may be taken  without a meeting,  if a written  consent to such  action is signed by all  members of the Board,  or of such committee,  as the case may be.  Trustees or members of a committee  of the Board of
Trustees may participate in a meeting by means of a conference  telephone or similar communications  equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

      Section 10.  Compensation  of Trustees.  Trustees shall be entitled to receive
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such  compensation  from the Fund for  their  services  as may from  time to time be voted by the Board of Trustees.

      Section 11.  Dividends.  Dividends or  distributions  payable on the Shares of
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any Series of the Fund may, but need not be, declared by specific  resolution of the
Board as to each dividend or  distribution;  in lieu of such  specific  resolutions, the Board may, by general resolution,  determine the method of computation  thereof, the method of determining  the  Shareholders of the Series to which they are payable and the  methods of  determining  whether and to which  Shareholders  they are to be paid in cash or in additional Shares.

      Section  12.  Indemnification.  The  Declaration  of Trust shall not be deemed
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to affect any other  indemnification  rights to which an indemnitee  may be entitled to the extent  permitted by  applicable  law. Such rights to  indemnification  shall not be  deemed  exclusive  of any  other  rights  to which  such  indemnitee  may be entitled under any statue, By-Law, contract or otherwise.

                                    ARTICLE III

                                      OFFICERS

      Section  1.  Executive  Officers.  The  executive  officers  of the Fund shall
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include  a  Chairman  of  the  Board  of  Trustees,   a   President,   one  or  more
Vice-Presidents  (the number  thereof to be determined by the Board of Trustees),  a
Secretary  and a  Treasurer.  The Chairman of the Board and the  President  shall be selected from among the Trustees.  The Board of Trustees may also in its  discretion appoint Assistant Secretaries,  Assistant Treasurers, and other officers, agents and employees,  who shall have  authority  and  perform  such duties as the Board or the
Executive  Committee  may  determine.  The Board of  Trustees  may fill any  vacancy which may occur in any  office.  Any two  offices,  except  those of Chairman of the
Board and Secretary and  President  and  Secretary,  may be held by the same person, but no officer shall execute,  acknowledge or verify any instrument in more than one capacity,  if such  instrument  is required by law or these  By-Laws to be executed, acknowledged or verified by two or more officers.
      Section  2.  Term of  Office.  The term of  office  of all  officers  shall be
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until their respective  successors are chosen and qualify;  however, any officer may be removed  from office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

      Section  3.  Powers  and  Duties.  The  officers  of the Fund  shall have such
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powers and duties as generally pertain to their respective  offices, as well as such powers and duties as may from time to time be  conferred by the Board of Trustees or the Executive  Committee.  Unless  otherwise  ordered by the Board of Trustees,  the
Chairman of the Board shall be the Chief Executive Officer.

                                     ARTICLE IV

                                       SHARES

      Section  1. Share  Certificates.  Each  Shareholder  of any Series of the Fund
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may be issued a certificate or certificates  for his Shares of that Series,  in such form as the Board of Trustees  may from time to time  prescribe,  but only if and to the extent and on the conditions described by the Board.

      Section 2.  Transfer  of Shares.  Shares of any Series  shall be  transferable
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on the books of the Fund by the holder  thereof in person or by his duly  authorized attorney or legal  representative,  upon surrender and cancellation of certificates, if any, for the same number of Shares of that Series,  duly endorsed or  accompanied
by  proper  instruments  of  assignment  and  transfer,   with  such  proof  of  the
authenticity  of the signature as the Fund or its agent may reasonably  require;  in
the  case  of  shares  not  represented  by   certificates,   the  same  or  similar
requirements may be imposed by the Board of Trustees.

      Section 3.  Share  Ledgers.  The share  ledgers  of the Fund,  containing  the
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name and  address of the  Shareholders  of each Series of the Fund and the number of shares of that Series,  held by them  respectively,  shall be kept at the  principal offices of the Fund or, if the Fund employs a transfer  agent, at the offices of the transfer agent of the Fund.

      Section 4.  Lost,  Stolen or  Destroyed  Certificates.  The Board of  Trustees
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may determine the conditions  upon which a new certificate may be issued in place of a certificate which is alleged to have been lost,  stolen or destroyed;  and may, in their discretion,  require the owner of such certificate or his legal representative to give bond, with sufficient  surety to the Fund and the transfer agent, if any, to indemnify it and such  transfer  agent  against any and all loss or claims which may arise by reason of the issue of a new  certificate  in the place of the one so lost, stolen or destroyed.

                                     ARTICLE V

                                        SEAL

      The Board of Trustees  shall provide a suitable seal of the Fund, in such form and bearing such inscriptions as it may determine.

                                     ARTICLE VI

                                    FISCAL YEAR

      The fiscal year of the Fund shall be fixed by the Board of Trustees.

                                    ARTICLE VII

                                AMENDMENT OF BY-LAWS

      The By-Laws of the Fund may be altered,  amended,  added to or repealed by the
Shareholders  or by  majority  vote of the entire  Board of  Trustees,  but any such alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of
Trustees may be altered or repealed by the Shareholders.

Centennial/160/2001/Exhibit23(b).doc